Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our reports dated October 19, 2015 with respect to the financial statements of Western Asset Government Reserves, as of August 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 8, 2016